Exhibit 99.1

Ocean Power Technologies Announces $1.2 Million Award from the New Jersey Economic Development Authority (NJEDA) Net Operating Loss (NOL) Program

MONROE TOWNSHIP, N.J., Jan. 29, 2024 – Ocean Power Technologies, Inc. (“OPT” or the “Company”) (NYSE American: OPTT), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced it has been awarded approximately $1.2 million under the New Jersey Economic Development Authority (NJEDA) 2023 Technology Business Tax Certificate Transfer Program, commonly known as the Net Operating Loss (NOL) Program.

This program enables technology and life sciences businesses in New Jersey to sell a percentage of their New Jersey net operating losses and unused research and development (R&D) tax credits to unrelated profitable corporations for cash. OPT takes part in the NJEDA NOL program annually and this funding represents a significant resource as the Company continues to make progress on its previously announced path to profitability. In addition, the receipt of this award demonstrates the potential value of the Company’s net operating losses and unused R&D tax credits and the need to preserve these potentially valuable assets and thereby preserve OPT’s ability to participate in future value enhancing monetization opportunities.

About Ocean Power Technologies

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and it has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements in this release include, but are not limited to, those statements relating to the value to OPT of its net operating losses and unused R&D tax credits, OPT’s ability to preserve its net operating losses and unused R&D tax credits, the future opportunities OPT may have to participate in the NJEDE NOL program and monetize its net operating losses and unused R&D tax credits, OPT’s future operating and financial performance, the impact of the completion by OPT of various milestones and initiatives – including the reallocation of headcount towards commercialization – on the enhancement of stockholder value and OPT’s future operating and financial performance, OPT’s expectation that it will reach profitability during calendar year 2025 using current capital resources the growth in OPT’s opportunity pipeline and backlog, OPT’s ability to monetize such opportunities and backlog into actual revenue, and the impact on OPT of expanding its executive leadership team, OPT’s ability to drive the next phase of its growth and the commercialization of its products, the current and future commercial viability and success of OPT’s suite of products and their ability to drive OPT’s profitability during calendar year 2025, OPT’s belief that it is well-positioned to drive shareholder value creation, OPT’s ability to execute on its strategy and create value for its stockholders, the expenses that OPT will incur to respond to the actions of Paragon Technologies, Inc., including, but not limited to, the litigation Paragon has brought against OPT in the Delaware Court of Chancery, OPT’s ability to finance its operations without seeking additional capital from financing sources, the impact on OPT of recent contract wins, the growth in OPT’s commercial pipeline, the cessation of OPT’s material R&D efforts, the divestiture of OPT’s strategic consulting team and the projected savings therefrom, and the projected savings from the reduction of OPT’s engineering team, other statements relating to OPT’s future economic and operating performance, plans, or objectives, and all other statements contained in this press release that are not historical facts. Other forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect OPT’s current expectations about its future performance, plans, and objectives. By their nature, forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and involve risks and uncertainties that could cause actual results to materially differ from those anticipated or expressed in any forward-looking statement. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including, without limitation risks related to our ability to execute on our strategy, drive growth, and create value for our stockholders; our ability to develop, market, and commercialize our products; our ability to monetize our opportunity pipeline; our ability to achieve and, thereafter, sustain profitability; our ability to win government contracts, including in the defense and security sectors; the possibility that we may not be able to obtain the necessary facility and personnel clearances to qualify for certain government contracts, including in the defense and security sectors; our ability to continue the development of our proprietary technologies; our expected continued use of cash from operating activities unless or until we achieve positive cash flow from the commercialization of our products and services; our ability to obtain additional funding, as and if needed; our history of operating losses, which we expect to continue for at least the short term and possibly longer; our ability to control our expenses; our ability to attract and retain qualified personnel, including executive management; our ability to manage and mitigate risks associated with our internal cyber security protocols and protection of the data we collect and distribute; our ability to protect our intellectual property portfolio; the impact of inflation related to the U.S. dollar on our business, operations, customers, suppliers and manufacturers, and personnel; our ability to meet product development, manufacturing and customer delivery deadlines; our ability to identify and penetrate markets for our products, services, and solutions; and the risks related to the actions of Paragon Technologies, Inc. against OPT and the related litigation brought against OPT in the Delaware Court of Chancery, including the amount of related costs incurred by OPT and the disruption caused to OPT’s business activities by these actions.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us. Additional factors are described in OPT’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports). Any forward-looking statements speak only as of the date on which such statements are made, and OPT undertakes no obligation or intent to update such forward-looking statements to reflect events or circumstances arising after such date. OPT cautions investors not to place undue reliance on any such forward-looking statements. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Important Additional Information And Where To Find It

OPT has filed with the SEC a revised definitive proxy statement on Schedule 14A on December 4, 2023, including a form of WHITE proxy card, and other relevant documents with respect to its solicitation of proxies for OPT’s 2023 Annual Meeting of Stockholders scheduled to be held on January 31, 2024 (the “2023 Annual Meeting”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REVISED DEFINITIVE PROXY STATEMENT (INCLUDING THE SUPPLEMENT THERETO FILED WITH THE SEC ON JANUARY 3, 2024 AND ANY OTHER AMENDMENTS OR SUPPLEMENTS TO OPT’S REVISED DEFINITIVE PROXY STATEMENT) FILED BY OPT AND ANY OTHER RELEVANT DOCUMENTS THAT OPT FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT OPT’S SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by OPT free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by OPT are also available free of charge by accessing OPT’s corporate website at www.oceanpowertechnologies.com, by writing to OPT’s Corporate Secretary at Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, or by contacting OPT at (609) 730-0400.

Certain Participant Information

OPT, its directors, and executive officers may be deemed to be participants in the solicitation of proxies with respect to a solicitation by OPT in connection with matters to be considered at OPT’s 2023 Annual Meeting. Information about OPT’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in OPT’s revised definitive proxy statement for the 2023 Annual Meeting (including the schedules and appendices thereto), which was filed with the SEC on December 4, 2023. To the extent holdings of OPT securities reported in the revised definitive proxy statement for the 2023 Annual Meeting have changed or subsequently change, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4, or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com